Exhibit 10.1

March 9th, 2016

Xenon Pharmaceuticals Inc.

Attention: President and Chief Executive Officer

3650 Gilmore Way

Burnaby, BC

V5G 4W8

And to:

Xenon Pharmaceuticals Inc.

Attention: General Counsel and Corporate Secretary

3650 Gilmore Way

Burnaby, BC

V5G 4W8

Re: Collaborative Research and License Agreement between Xenon Pharmaceuticals Inc. (“Xenon”) and Genentech, Inc. (“GNE”) together with F. Hoffmann-La-Roche Ltd (“Roche”) (GNE and Roche, collectively, “Genentech”), made as of December 22, 2011, as amended (the “Agreement”)

Dear Simon,

Further to our recent discussions and in accordance with Section 16.14 of the Agreement, and in consideration of the premises and mutual covenants contained herein, Xenon and Genentech agree as follows:

1.

This amendment to the Agreement shall hereinafter be referred to as the “Letter Amendment #6”.  Except as specifically defined below, capitalized terms used in this Letter Amendment #6 shall have the same meaning as ascribed to such terms in the Agreement.

2.	General
a.	In the event of a conflict between the terms of this Letter Amendment #6 and the terms of the Agreement, the terms of the Agreement shall prevail.
b.	Except as specifically provided in this Letter Amendment #6, the Agreement remains in full force and effect, unamended.

3.	Article 9 – Licenses Section 9.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“9.2  Genentech hereby grants to Xenon, under the Licensed IP (to the extent exclusively licensed to Genentech pursuant to Section 9.1 above) and the Genentech Background IP and Genentech Collaboration IP, a royalty free, non-exclusive, license to conduct research pursuant to the Research Program

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

during the Research Term.  Such license shall not be sublicensable or transferable, other than the grant of a sublicense to those Persons as contemplated by and in accordance with Section 3.7(a) above.

Genentech further grants to Xenon, during the Term, under the Licensed IP (to the extent exclusively licensed to Genentech pursuant to Section 9.1 above) and Genentech Collaboration IP, a royalty free, non-exclusive, license to make, use and test Collaboration Compounds solely for internal research purposes but not to develop, commercialize, offer for sale, sell, or import any such Collaboration Compounds (the “Research License”).  Such Research License shall not be sublicensable or transferable.

Notwithstanding anything to the contrary in the foregoing, for purposes of the Research License, the following Collaboration Compounds will be considered “Excluded Collaboration Compounds” and deemed to be excluded from the scope of the Research License:

(a)   [†];

(b)  any other Collaboration Compound(s) [†], Xenon shall discontinue use under the Research License of such other Collaboration Compound(s); and

(c) all Collaboration Compounds [†],

provided that, following the completion of the [†], the JRC will determine if any of the above-noted Excluded Collaboration Compounds will (as of the completion of the [†], or such other date as may otherwise be determined by the JRC) be considered Collaboration Compounds within the scope of the Research License.

The Parties agree that notwithstanding 3.8(a)(ii) of the Agreement, and in addition to the rights to transfer Collaboration Compounds that are specifically set-out under Letter Amendment #4:Xenon may transfer those Collaboration Compounds that are within the scope of the Research License to Xenon CROs, solely for the research purposes provided under the Research License, provided that the JRC (or, following the dissolution of the JRC, such former JRC member as is then-designated by Genentech) and a Genentech Alliance Manager designated by Genentech has first approved such transfer, and provided that such Xenon CROs are subject to restrictions on use and disclosure substantially similar to the terms set forth in this Agreement; and the JRC (or, following the dissolution of the JRC, such former JRC member as is then-designated by Genentech) has the authority to approve, on behalf of Genentech, the publication by Xenon and/or Xenon CROs of the results of any activities that use and identify such transferred Collaboration Compounds.

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

By the signatures below, the Parties have caused this Letter Amendment #6 to be executed by their respective duly authorized officers to be effective as of November 10, 2015.

Sincerely,

Genentech, Inc.

By: /s/ Bruce Roth

F. Hoffmann-La Roche Ltd

By: /s/ Stefan Arnold and /s/ Vikas Kabras

Xenon Pharmaceuticals Inc.

By: /s/ Robin Sherrington

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION